Exhibit 99.1

Globix Reports Financial Results for the Fourth Quarter and Fiscal Year 2003


NEW YORK - December 23, 2003 - Globix Corporation (OTC: GBXX) today reported financial results for the fourth quarter and fiscal year 2003, which ended September 30, 2003. The company also announced that it had repurchased $19.0 million of its outstanding 11% Senior Notes during the fiscal year 2003. In October of 2004 or the first quarter of fiscal year 2004 the company purchased an additional $7.0 million of its 11% Senior Notes.

For the quarter ending September 30, 2003 revenues were $13.8 million, compared to $18.0 million in 2002, a decrease of $4.2 million or 23.3% less than the same period a year earlier. Cost of revenues in the fourth quarter of 2003 were $4.5 million, compared to $6 million in 2002, a reduction of $1.5 million or 25%. Gross profit margin was $9.3 million or 67.4% in the fourth quarter of 2003, compared to $12 million or 66.7% in the fourth quarter of 2002. Sales, general and administrative costs for the fourth quarter of 2003 decreased $7.9 million or 42.5%, from $18.6 million in 2002 to $10.7 million in 2003. Loss from operations for the quarter ended September 30, 2003 was $4.0 million, compared to $10.1 million in 2002. Net loss attributable to common shareholders was $0.46 per share, compared to $0.83 per share for the same period last year.

For the fiscal year ended September 30, 2003 revenues decreased 26.6% to $60.1 million, from $82.0 million for the fiscal year ended September 30, 2002. Cost of revenue for 2003 decreased to $20.0 million from $32.6 million, a decrease of $12.6 million or 38.7%. Gross profit margin increased to 66.8% in 2003, compared to 60.0% in 2002. Selling, general and administrative expenses were $44.4 million or 73.4% of revenue for the year ended September 30, 2003, compared to $86.5 million or 105.5% for the year ended September 30, 2002. Loss from operations was approximately $18.4 million for the fiscal year 2003, compared to $98.7 million in 2002. Net loss for the fiscal year 2003 was $25.3 million, or $1.54 basic and diluted loss per share, compared to a net income of $138.8 million, or $2.68 basic earnings per share and $2.02 diluted earnings per share, respectively, for the fiscal year ended September 30, 2002. The existence of positive net income in fiscal year 2002 was due to $427.1 million in income from the discharge of indebtedness in connection with our emergence from bankruptcy in April 2002.


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

                                         GLOBIX CORPORATION AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Amounts in Thousands, Except Share and Per Share Data)

                                                              Three Months Ended      Three Months Ended
Consolidated Statement of Operations Data                     September 30, 2003      September 30, 2002

Revenue                                                            $13,810                 $18,021

Operating costs and expenses:
 Cost of revenues (excluding depreciation, amortization,
payroll and occupancy shown below)                                   4,491                   5,953
 Selling, general and administrative                                10,716                  18,564
 Loss (gain) on impairment of assets
 Restructuring and other charges (credits)                         ( 1,020)
 Depreciation and amortization                                       3,623                   3,606
                                                                   --------                --------
Total operating costs and expenses                                  17,810                  28,123
 Other operating income                                                  -                       -
                                                                   --------                --------
Loss from operations                                               ( 4,000)                (10,102)
 Interest and financing expense, net                               ( 3,769)                ( 3,503)
 Other income (expense)                                                626                    ( 12)
 Gain (loss) on debt discharge                                          98                    -
 Reorganization items                                                 -                       -
 Fresh start accounting adjustments                                   -                       -

 Minority interest in subsidiary                                     ( 333)                   -
                                                                   --------                --------

Loss before income taxes                                           ( 7,378)                (13,617)
Income tax expense                                                     167                      -
                                                                   --------                --------

Net loss                                                          ($ 7,545)               ($13,617)
                                                                                                 -
 Dividends and accretion on preferred stock                              -                       -
                                                                   --------                --------

Net loss attributable to common stockholders                      ($ 7,545)               ($13,617)
                                                                   --------                --------

Loss per common share:
Basic loss per share attributable to common
stockholders                                                       ($ 0.46)                ($ 0.83)
                                                                   --------                --------

Weighted average common shares
 outstanding - basic                                            16,460,000              16,460,000
                                                                -----------             ----------

Diluted loss per share attributable to common
stockholders                                                       ($ 0.46)                ($ 0.83)
                                                                   --------                --------

Weighted average common shares
outstanding - diluted                                           16,460,000              16,460,000
                                                                -----------             ----------


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                                                                           Successor                Predecessor
                                                                            Company                   Company
                                                                            -------                   -------
                                                               Year Ended          Five Months     Seven Months
                                                              September 30,      Ended September  Ended April 30,
Consolidated Statement of Operations Data                         2003              30, 2002           2002

Revenue                                                            $60,177            $30,723           $51,273

Operating costs and expenses:
 Cost of revenues (excluding depreciation, amortization,
payroll and occupancy shown below)                                  19,990            10,458             22,123
 Selling, general and administrative                                44,430            29,313             57,206
 Loss (gain) on impairment of assets                                                                      2,578
 Restructuring and other charges (credits)                         ( 1,020)                              24,834
 Depreciation and amortization                                      15,523             6,060             28,115
                                                                  ---------         --------           --------

Total operating costs and expenses                                  78,923            45,831            134,856
 Other operating income                                                345                 -                  -
                                                                  ---------         --------           ---------

Loss from operations                                               (18,401)           (15,108)           (83,583)
 Interest and financing expense, net                               (13,962)           ( 5,866)           (32,487)
 Other income (expense)                                              1,232              ( 157)             ( 509)
 Gain (loss) on debt discharge                                       6,023               -               427,066
 Reorganization items                                                -                   -               ( 7,762)
 Fresh start accounting adjustments                                  -                   -              (148,569)
 Minority interest in subsidiary                                     -                   -                 5,778
                                                                  ---------         --------           --------
Income (loss) before income taxes                                  (25,108)           (21,131)           159,934
Income tax expense                                                     167                 -                  -
                                                                  ---------         --------           --------

Net income (loss)                                                 ($25,275)          ($21,131)          $159,934
 Dividends and accretion on preferred stock                              -                  -           ($ 3,178)
                                                                  ---------         --------           --------

Net income (loss) attributable to common stockholders             ($25,275)          ($21,131)          $156,756
                                                                 ---------           ---------         --------

Earnings (loss) per common share:
Basic earnings (loss) per share attributable to common
stockholders                                                       ($ 1.54)           ($ 1.28)            $ 3.96
                                                                  --------           --------           ------

Weighted average common shares
 outstanding - basic                                            16,460,000         16,460,000         39,618,856
                                                                -----------        -----------        ----------

Diluted earnings (loss) per share attributable to common
stockholders                                                       ($ 1.54)           ($ 1.28)            $ 3.30
                                                                  --------           --------             ------

Weighted average common shares
outstanding - diluted                                           16,460,000          16,460,000        48,507,456
                                                                -----------         -----------       ----------



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About Globix:
-------------
Globix (http://www.globix.com) is a leading provider of managed Internet applications and infrastructure services for enterprises. Globix delivers and supports applications and services via its secure Data Centers, high-performance global Tier 1 IP backbone, and content delivery network. Through Aptegrity, its managed services group, Globix provides remote management of custom and off-the-shelf web-based applications. By managing such complex e-commerce, database, content management and customer relationship management software for its clients, Globix helps them to protect Internet revenue streams, reduce technology operating costs and operating risk, and improve user satisfaction. Globix's clients are companies that use the Internet to provide business benefits and sustain a competitive advantage in their markets. Our clients include operating divisions of Fortune 100 companies as well as mid-sized enterprises in a number of vertical markets including health care, media and publishing, technology and financial services. Globix and its subsidiaries have operations in New York, London, Santa Clara and Atlanta.


Risk Factors and Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These statements are based on current information and expectations and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include: the company's ability to retain existing customers and attract new customers; its ability to match its operating cost structure with revenue to achieve positive cash flow; the sufficiency of existing cash and cash flow to complete the company's business plan and fund its working capital requirements; risks associated with making acquisitions; restrictions on our financial and operating flexibility due to the terms of our existing indebtedness and our high degree of leverage; the insolvency of vendors and other parties critical to the company's business; the company's existing debt obligations and history of operating losses; its ability to integrate, operate and upgrade or downgrade its network; the company's ability to recruit and retain qualified personnel needed to staff its operations; potential market or technological changes that could render the company's products or services obsolete; changes in the regulatory environment; and other changes that are discussed in the company's Annual Report on Form 10-K and other documents that the company files with the Securities and Exchange Commission.

Press Contact:
Michael van Dijken
212-625-7546
mvandijken@globix,com